                               POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Amy Thompson Broussard as the undersigned's true and lawful attorney-
in-fact to:

        (1)   prepare, execute and submit, for and on behalf of the undersigned, a Form ID and amendments thereto and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the Securities and Exchange Commission (the
"Commission");

        (2)   prepare and execute, for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Apergy Corporation (the
"Company"), all forms to be filed by the undersigned pursuant to Section 16(a)
of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), and Rule 144 under the
Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), including Forms 3, 4, 5 and 144 and any successor forms (collectively, the "Forms");

        (3)   do and perform any and all acts for and on behalf of the
undersigned that may be necessary or desirable to prepare and execute any such
Forms, and file all such Forms and any amendment thereto with the Commission and any stock exchange or similar authority; and

        (4)   take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required to be done by, the undersigned, it being understood that the Forms executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

     The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform each and every act and thing requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-
fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act or Rule 144 under the Securities Act.

     This Power of Attorney shall be effective as of the date set forth below and shall remain in full force and effect until the undersigned is no longer required to file the Forms with respect to the undersigned's holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 4th day of April, 2018.

                                      By:     /s/ Julia Wright
                                             -----------------------
                                      Name:  Julia Wright